Exhibit 99.1

	RE:	MHI Hospitality Corporation
4801 Courthouse Street, Suite 201
Williamsburg, VA 23188
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Bill Zaiser	Vicki Baker
Chief Financial Officer	General Information
(301) 220-5400	(703) 796-1798

FOR IMMEDIATE RELEASE

MONDAY, APRIL 2, 2007

MHI HOSPITALITY CORPORATION ANNOUNCES REFINANCING

OF HILTON WILMINGTON RIVERSIDE HOTEL

Williamsburg, VA – April 2, 2007 – MHI Hospitality Corporation (AMEX: MDH) announced today that through its indirect subsidiary, Capitol Hotel Associates, L.P., L.P.P., the Company has entered into and closed a $23 million, 10-year mortgage refinancing with MONY Life Insurance Company of Capitol’s existing note and deed of trust on the Hilton Wilmington Riverside. Capitol intends to use approximately $13.8 million of the proceeds of the refinancing to repay and satisfy existing indebtedness secured by the hotel and intends to use the remainder, or approximately $9.2 million, to fund a product improvement plan in connection with the relicensing of the Hilton flag to the hotel.

The new mortgage loan matures March 29, 2017, bears interest at 6.21% per year and requires repayment of interest only for the first 24 months of its term.

Andrew M. Sims, president and chief executive officer of MHI Hospitality Corporation, commented, “We are very pleased with the financial terms of the refinancing, which enhance our capabilities in executing asset repositioning initiatives. With the proceeds we are implementing a comprehensive renovation of the Wilmington Riverside Hotel in conjunction with the asset’s new 10-year franchise license with Hilton. We are also reducing a portion of the original note with MONY.”

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper upscale full service hotels in the Mid-Atlantic, Midwest and Southeastern United States. Currently, the company’s portfolio consists of seven properties comprising 1,723 rooms, all of which operate under the Hilton,

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MHI Hospitality Corporation

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InterContinental Hotels Group and Starwood Hotels and Resorts brands. In addition, the company has a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is listed on the Russell Microcap™ Index. The company is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.